Exhibit 10.2

SECOND LIEN SECURITY AGREEMENT

THIS SECOND LIEN SECURITY AGREEMENT (this “Security Agreement”) dated as of October 10, 2012, is by and between TURBOSONIC TECHNOLOGIES, INC., a Delaware corporation (the “Debtor”) having its chief executive office at 550 Parkside Drive, Suite A-14, Waterloo, Ontario, Canada N265V4, and MEGTEC SYSTEMS, INC., a Delaware corporation (the “Secured Party”).

R E C I T A L S:

A.              WHEREAS, the Debtor is indebted to the Secured Party pursuant to that certain Second Lien Promissory Note of the Debtor of even date herewith payable to the order of the Secured Party in the aggregate principal amount of $1,000,000.00 or the aggregate of such amounts the Noteholder has disbursed to the Borrower pursuant to such Note, together with all accrued interest thereon (together with all modifications, amendments, extensions, substitutions and replacements, the “Note”).

B.              WHEREAS, as a condition precedent to accept the Note and to commit to make the loan evidenced thereby, the Secured Party is requiring the Debtor to grant to the Secured Party a security interest subordinated to the Senior Secured Debt (as hereinafter defined) in the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the Recitals, the parties agree as follows:

1. Definitions.              (a) In addition to terms defined in the Preamble and Recitals above, when used herein, (i) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Assets, Fixture, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Securities Account, Security, Security Entitlement, Supporting Obligations, and Uncertificated Security have the respective meanings assigned thereto in the UCC in the State (both as defined below); (ii) capitalized terms that are not otherwise defined have the respective meanings assigned thereto in the Note; and (iii) the following terms have the following meanings:

“Collateral” has the meaning set forth in Section 2 hereof.

“Computer Hardware and Software” means, with respect to the Debtor, all of the Debtor’s rights (including rights as licensee and lessee) with respect to: (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices, and other related computer hardware; (b) all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities, and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software, and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts, and pseudo codes.

“Event of Default” has the meaning set forth in Section 5.

“General Intangibles” means, with respect to the Debtor, all of the Debtor’s “general intangibles” as defined in the UCC and, in any event, includes all of the Debtor’s licenses, franchises, tax refund claims, guarantee claims, security interests, and rights to indemnification.

“Intellectual Property” means with respect to the Debtor, all of the Debtor’s trade secrets and other proprietary information; customer lists; trademarks, service marks, business names, trade names, designs, logos, indicia, and other source or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations that have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations that have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present, and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

“Obligations” means (i) all of the indebtedness, obligations, and liabilities of the Debtor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Note or this Security Agreement, and (ii) all other indebtedness, obligations, and liabilities of the Debtor to the Secured Party, now existing or hereafter arising, including without limitation any additional advances, notes, or other instruments reflecting any indebtedness incurred by the Debtor to the Secured Party from and after the date hereof for additional expenditures incurred by the Secured Party on the Debtor’s behalf.

“Patent Security Agreement” means the Patent Security Agreement of even date herewith by and between the Debtor and the Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Senior Secured Debt” shall mean all obligations, liabilities, and indebtedness of every nature of Debtor from time to time owed to HSBC Bank Canada under the credit facility dated May 12, 2011, together with annual update letter dated June 1, 2012, including, with out limitation, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable.

“State” means the State of New York.

“Trademark Security Agreement” means the Trademark Security Agreement of even date herewith by and between the Debtor and the Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“UCC” means the Uniform Commercial Code as in effect from time to time.

2. Grant of Security Interest. As security for the payment and performance in full of all Obligations, the Debtor pledges, assigns, and grants to the Secured Party a continuing security interest subordinated to the Senior Secured Debt in and a lien on all of the Debtor’s right, title, and interest in, to, and under the following, wherever located, and whether now existing or hereafter arising or acquired from time to time:

(a) all Accounts;

(b) all Chattel Paper, including Electronic Chattel Paper;

(c) all Computer Hardware and Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights, and indemnifications, and any substitutions, replacements, additions, or model conversions of any of the foregoing;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Financial Assets;

(g) all General Intangibles;

(h) all Goods (including all its Equipment, Fixtures, and Inventory), together with all embedded software, accessions, additions, attachments, improvements, substitutions, and replacements thereto and therefor;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements, and Security Accounts);

(l) all Letter-of-Credit Rights;

(m) all money (of every jurisdiction whatsoever);

(n) all Commercial Tort Claims;

(o) all Supporting Obligations; and

(p) to the extent not included in the foregoing, all other personal assets and property of any kind or description;

together with all books, records, writings, data bases, information, and other property relating to, used, or useful in connection with, or evidencing, embodying, incorporating, or referring to any of the foregoing, all claims and insurance proceeds arising out of the loss, nonconformity, or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits, returns, accessions, substitutions, and replacements to, of, and from, and all distributions on and rights arising out of, any of the foregoing (collectively, the “Collateral”).

3. Authorization to File Financing Statements, Etc. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization, and any organizational identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file with the United States Patent and Trademark Office the Patent Security Agreement, the Trademark Security Agreement, and other documents, without the signature of the Debtor where permitted by law, and naming the Debtor as debtor and the Secured Party as a party.

4. Other Actions. To further the attachment, perfection, and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, and without limitation on the Debtor’s other obligations in this Security Agreement, the Debtor agrees, at the request and option of the Secured Party and in each case at the Debtor’s sole expense, to take any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection, and priority of, and the ability of the Secured Party to enforce, the Secured Party’s subordinated security interest in any and all of the Collateral, including, without limitation, the following (limited by and only to the extent not in violation of the Senior Secured Debt):

4.1 Promissory Notes. If the Debtor shall at any time hold or acquire any promissory notes, the Debtor shall promptly notify the Secured Party and, at the Secured Party’s request and option, forthwith endorse, assign, and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2 Deposit Accounts. For each deposit account that the Debtor at any time opens or maintains at a financial institution, the Debtor shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the depository bank to agree to comply, without further consent of the Debtor, at any time with instructions from the Secured Party to such depository bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Secured Party to become the customer of the depository bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The provisions of this Section 4.2 shall not apply to any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor’s salaried employees.

4.3 Letter-of-Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit now or hereafter, the Debtor shall promptly notify the Secured Party and, at the Secured Party’s request and option, the Debtor shall pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing in such case, that the proceeds of the letter to credit are to be applied to the payment of the Obligations.

4.4 Other Actions as to Any and All Collateral. The Debtor further agrees to (a) execute, deliver, and, where appropriate, file financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Debtor’s signature thereon is required therefor, (b) cause the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection, or priority of, or ability of the Secured Party to enforce, the Secured Party’s subordinated security interest in such Collateral, (c) comply with any provision of any statute, regulation, or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of the Secured Party to enforce, the Secured Party’s subordinated security interest in such Collateral; (d) obtain governmental and other third party waivers, consents, and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor, or other Person obligated on Collateral; (e) obtain waivers from secured parties and landlords in form and substance satisfactory to the Secured Party; and (f) take all actions under any earlier versions of the UCC or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction.

5. Events of Default. The following events or conditions shall constitute events of default (“Event of Default”) under this Security Agreement:

(a) The occurrence of an “Event of Default” as defined in the Note; or

(b) The failure of the Debtor to pay when due any installment of the principal of, or interest on, or other amount due under, any other document, agreement, or instrument evidencing any other Obligation; or

(c) The failure of the Debtor to comply with any requirement set forth in this Security Agreement, which is not cured within thirty (30) days after written notice from the Secured Party to the Debtor; or

(d) The sale by the Debtor of all or substantially all of its assets in a transaction or series of transactions to a Person or Persons other than the Secured Party outside the ordinary course of business;

provided however, that no Event of Default shall occur hereunder if any such default is waived by the Secured Party.

6. Representations and Warranties Concerning the Debtor’s Legal Status. The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor’s exact legal name is as indicated on the signature page hereof; (b) the Debtor is a Delaware corporation; and (c) the address of the Debtor’s chief executive office is as set forth in the first paragraph of this Security Agreement.

7. Covenants Concerning the Debtor’s Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days’ prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number if it has one; (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number; and (c) the Debtor will not change its type of organization, jurisdiction of organization, or other legal structure.

8. Representations and Warranties Concerning Collateral, Etc. The Debtor further represents and warrants to the Secured Party as follows: (a) except for the Senior Secured Debt, the Debtor is the owner of the Collateral, free from any right or claim or any Person or any adverse lien, security interest or other encumbrance except for liens of record as of the date hereof; and (b) the Debtor holds no Commercial Tort Claim.

9. Covenants Concerning Collateral, Etc. The Debtor further covenants with the Secured Party as follows: (a) the Collateral will be kept in the locations listed on Schedule 9.1 ; (b) except for the security interest herein granted and liens existing on or prior to the date hereof and Permitted Liens (as defined in the Note), the Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person, lien, security interest, license, or other encumbrance, and the Debtor shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Party; (c) none of the Account Debtors or other Persons obligated on any of the Collateral is a Governmental Entity covered by the Federal Assignment of Claims Act or like federal, state, or local statute or rule in respect of such Collateral; (d) the Debtor shall not pledge, mortgage, or create any right of any Person in or claim by any Person to the Collateral, or any security interest, lien, license, or encumbrance in the Collateral in favor of any Person, other than pursuant to the Senior Secured Debt documents and to the Secured Party; (e) the Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon; (f) maintain, protect, and not permit to lapse or to become abandoned or licensed any Intellectual Property and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property; (g) the Debtor will permit the Secured Party, or its designees, to inspect the Collateral at any reasonable time, wherever located; (h) the Debtor will deliver to the Secured Party promptly at the Secured Party’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such other writings as the Secured Party may in its sole discretion deem to be necessary or effectual to evidence the loan under the Note or the Secured Party’s subordinated security interest in the Collateral; (i) the Debtor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Security Agreement; and (j) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (1) sales and leases of Inventory in the ordinary course of business and (2) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices.

10. Insurance.

10.1 Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general business practices of Debtor on the date hereof. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party.

10.2 Continuation of Insurance. Upon request of the Secured Party, all policies of insurance shall provide for at least thirty (30) days’ prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

11. Collateral Protection Expenses; Preservation of Collateral.

11.1 Expenses Incurred by the Secured Party. In the Secured Party’s sole discretion, if the Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any default or Event of Default.

11.2 The Secured Party’s Obligations and Duties. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

12. Securities. Subject to the terms of the Senior Secured Debt documents, the Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any Securities constituting Collateral, receive any income thereon, and hold such income as additional Collateral or apply it to the Obligations.

13. Notification to Account Debtors and Other Persons Obligated on Collateral. Subject to Section 5(c) of this Security Agreement and subject to the Debtor’s obligations under the Senior Secured Debt documents, if an Event of Default shall have occurred and be continuing, the Debtor shall, at the request and option of the Secured Party, notify Account Debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any Account, Chattel Paper, General Intangible, Instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtor, so notify Account Debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments, and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments.

14. Power of Attorney.

(a) Appointment and Powers of the Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Agreement. To the extent that the Debtor’s authorization given in Section 3 hereof is not sufficient, to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Security Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.

14.2 Ratification by the Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3 No Duty on the Secured Party. The powers conferred upon the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own willful misconduct.

15. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtor shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its sole discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor’s principal office(s) or at such other locations as the Secured Party may reasonably designate, but only to the extent that such actions will not breach or violate the Debtor’s obligations under the Senior Secured Debt documents. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least ten (10) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that ten (10) days’ prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party: (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral; (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection, or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral; or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the UCC or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 16.

17. No Waiver by the Secured Party, Etc. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively, or concurrently at such time or at such times as the Secured Party deems expedient.

18. Suretyship Waivers by the Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of, or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11 hereof. The Debtor further waives any and all other suretyship defenses.

19. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

20. Proceeds of Dispositions; Expenses. The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of all indebtedness owed by the Debtor under the Note. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(1)(a)(3) or 9-615(1)(c) of the UCC of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, and the Debtor shall remain liable for any deficiency.

21. Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate for overdue principal set forth in the Note.

22. Indemnification. The Debtor shall indemnify, defend, and hold the Secured Party harmless of and from any claim brought or threatened against the Secured Party by the Debtor, any guarantor or endorser of the Obligations, or any other Person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Secured Party’s relationship with the Debtor, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled, or pursued by the Secured Party with counsel of the Secured Party’s election, but at the expense of the Debtor), except for any claim arising out of the willful misconduct of the Secured Party. Such indemnification shall survive payment of the Obligations, and/or any termination, release, or discharge executed by the Secured Party in favor of the Debtor.

23. Costs and Expenses. The Debtor shall pay to the Secured Party any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Secured Party in establishing, maintaining, protecting, or enforcing any of the Secured Party’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Secured Party in defending the Secured Party’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Collateral.

24. Governing Law; Consent to Jurisdiction. This Security Agreement is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within that state. The Debtor agrees that any action or claim arising out of, or any dispute in connection with, this Security Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and consents to the exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtor by mail at the address specified in the first paragraph of this Security Agreement. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

25. Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF, AND AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (a) certifies that neither the Secured Party nor any representative, agent, or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Security Agreement, and (b) acknowledges that, in extending credit evidenced by the Note, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 25.

26. Miscellaneous. This Security Agreement may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. The headings of each Section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof. This Security Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Security Agreement shall be held to be invalid, illegal, or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Security Agreement.

[Signatures follow]

IN WITNESS WHEREOF, intending to be legally bound, the Debtor and the Secured Party have caused this Security Agreement to be effective as of the date first above written above.

TURBOSONIC TECHNOLOGIES, INC.,
as the Debtor

By: \s\ Edward F. Spink
Name: Edward F. Spink
Title: Chief Executive Officer

Signature Page to Second Lien Security Agreement

MEGTEC SYSTEMS, INC.,
as the Secured Party

By: \s\ Gregory R. Linn
Gregory R. Linn
Senior Vice President and Chief Financial
Officer

Signature Page to Second Lien Security Agreement